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                                                                    EXHIBIT 3.01

                              RESTATED AND AMENDED
                            ARTICLES OF INCORPORATION
                                       OF
                               THE ST. JOE COMPANY


         Pursuant to the provisions of Section 607.1007 of the Florida Business Corporation Act, the undersigned corporation pursuant to a resolution duly adopted by its Board of Directors, adopts the following restated and amended articles of incorporation.

                                     AMENDED
                                    ARTICLE I
                                      NAME

         The name of the corporation ("Corporation") is The St. Joe Company.


                                   ARTICLE II
                                    DURATION

         The duration of the Corporation is perpetual.


                                   ARTICLE III
                                PRINCIPAL OFFICE

         The street address of the principal office of the Corporation is 1650 Prudential Drive, Suite 400, Jacksonville, Florida 32207.


                                   ARTICLE IV
                                      STOCK

         The maximum number of shares of stock that the Corporation is authorized to have outstanding at any time is one hundred eighty million (180,000,000) shares having no par value per share, all of which shall be common voting stock of the same class. All shares of common stock issued shall be fully paid and non-assessable. The Corporation shall have the right to issue fractional shares.


                                    ARTICLE V
                           REGISTERED OFFICE AND AGENT

         The street address of the Corporation's registered office is 1650 Prudential Drive, Suite 400, Jacksonville, Florida 32207. The registered agent for the Corporation at that address is Robert M. Rhodes.

                                     AMENDED
                                   ARTICLE VI
                                    DIRECTORS

         The number of Directors of the Corporation shall be not less than nine
(9) nor more than fifteen (15).

         The names and addresses of the Board of Directors who, subject to the Bylaws of the Corporation and the laws of Florida, shall hold office until the next annual meeting of the Shareholders of the Corporation or until their successors are elected and have been duly qualified, are:


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        Name                               Address

        Jacob C. Belin                     1650 Prudential Drive, Ste. 400
                                           Jacksonville, Florida 32207

        Russell B. Newton, Jr.             1650 Prudential Drive, Ste. 400
                                           Jacksonville, Florida 32207

        John J. Quindlen                   1650 Prudential Drive, Ste. 400
                                           Jacksonville, Florida 32207

        Walter L. Revell                   1650 Prudential Drive, Ste. 400
                                           Jacksonville, Florida 32207

        Peter S. Rummell                   1650 Prudential Drive, Ste. 400
                                           Jacksonville, Florida 32207

        Frank S. Shaw, Jr.                 1650 Prudential Drive, Ste. 400
                                           Jacksonville, Florida 32207

        Winfred L. Thornton                1650 Prudential Drive, Ste. 400
                                           Jacksonville, Florida 32207

        John Uible                         1650 Prudential Drive, Ste. 400
                                           Jacksonville, Florida 32207

        Carl F. Zellers                    1650 Prudential Drive, Ste. 400
                                           Jacksonville, Florida 32207

                                   ARTICLE VII
                      CALL OF SPECIAL SHAREHOLDER MEETINGS

         Special meetings of shareholders may be called at any time for any purpose by the holders of thirty percent (30%) of the Corporation's issued and outstanding shares.

                                  ARTICLE VIII
                                RESTATED ARTICLES

         The restated articles of incorporation primarily restate and integrate the provisions of the Corporation's articles of incorporation as previously amended, and also contain certain amendments, specifically designated as Amended which were adopted pursuant to the Florida Statutes. There is no discrepancy between the Corporation's articles of incorporation as previously amended and the provisions of the restated articles of incorporation other than the inclusion of certain updated information and amendments, adopted pursuant to the Florida Statutes, changing the Corporation's name, establishing the number of Directors, and setting the minimum percentage of shareholders necessary to call a special meeting of shareholders.


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         IN WITNESS WHEREOF, these Restated and Amended Articles of
Incorporation have been executed this ____ day of May, 1998.

                              The St. Joe Company

                              By:  /s/ Robert M. Rhodes
                                   ----------------------------------
                                   Robert M. Rhodes
                                   Senior Vice President &
                                   General Counsel

State of Florida

County of Duval

         The foregoing instrument was acknowledged before me this ____ day of May, 1998, by Robert M. Rhodes, as Senior Vice President & General Counsel of the St. Joe Company, a Florida corporation, on behalf of the Corporation.




                                    ---------------------------------
                                    Notary Public


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